UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 25, 2020

WHIRLPOOL CORPORATION
(Exact name of registrant as Specified in Charter)

Delaware		1-3932	38-1490038
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

2000 North M-63,
Benton Harbor,	Michigan		49022-2692
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code (269) 923-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $1.00 per share	WHR	Chicago Stock Exchange	and	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.
On August 25, 2020, Guangdong Galanz Household Appliances Manufacturing Co., Ltd. (“Galanz”) announced its intention to pursue a partial tender offer for majority control of Whirlpool China Co. Ltd. (“Whirlpool China”), a majority-owned subsidiary of Whirlpool Corporation (the “Company”) with shares listed on the Shanghai Stock Exchange. In its announcement, Galanz notes that it expects to offer RMB 5.23 per share (approximately $0.76 per share) to obtain no less than 51% and no more than 61% of Whirlpool China’s outstanding shares. This share price offer is equal to the daily weighted average trading price for Whirlpool China stock over the 30 trading days prior to the announcement.
The Company welcomes the announcement. Galanz has been a valued supplier to the Company for over 15 years. The Company has been evaluating a potential strategic relationship in China to further strengthen the Whirlpool China business. We are considering the terms of the offer and other aspects of this potential strategic relationship along with any potential impact on the Company’s financial statements and other aspects of its operations.
We do not expect Galanz to launch a formal partial tender offer until regulatory approvals are obtained. If an offer is launched, tender of our shares is subject to Company board approval, and our shares cannot be tendered until a regulatory transfer restriction expires on February 1, 2021.
The information in this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, except as shall otherwise be expressly set forth by specific reference in such filing.

Cautionary Statements Regarding Forward-looking Statements
Certain statements in this current report relating to Galanz’s intention of launching of a potential partial tender offer, the anticipated parameters (including timing and price per share) of such an offer, and the expected benefits and potential impacts of the offer and of a strategic relationship between the Company and Galanz constitute “forward-looking statements” within the meaning of the federal securities laws. These statements reflect management’s current expectations regarding future events and speak only as of the date of this current report. Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance and will not necessarily be accurate indications of whether or not, or the times at or by which, events will occur. Actual performance may differ materially from that expressed or implied in such statements. Important factors that could cause actual results to differ materially from these expectations include, among other things, the risk that timing for completion of these actions may be delayed, that such actions may not be completed at all, that expectations regarding price per share and amount of shares subject to the offer may not be realized, and that the benefits of such actions may not be realized. In addition to these risks, reference should also be made to the factors discussed under “Risk Factors” in Whirlpool Corporation’s periodic filings with the Securities and Exchange Commission. Although the forward-looking statements contained in this current report are based upon what are believed to be reasonable assumptions, investors cannot be assured that actual results will be consistent with these forward-looking statements, and the differences may be material. These forward-looking statements are made as of the date of this current report and, except as expressly required by applicable law, Whirlpool Corporation assumes no obligation to update or revise them to reflect new events or circumstances.

Website Disclosure
We routinely post important information for investors on our website, whirlpoolcorp.com, in the "Investors" section. We also intend to update the Hot Topics Q&A portion of this webpage as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our webpage is not incorporated by reference into, and is not a part of, this document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2020
              WHIRLPOOL CORPORATION

              By:  /s/ BRIDGET K. QUINN
              Name:  Bridget K. Quinn
              Title:  Assistant General Counsel and Corporate Secretary